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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 2, 1996


                        NOBEL EDUCATION DYNAMICS, INC.
            (Exact name of registrant as specified in its charter)

           Delaware                   0-1003                 22-2465204
 (State or other jurisdiction       (Commission            (IRS Employer
       of incorporation            File Number)           Identification No.)

  Rose Tree Corporate Center II
  1400 N. Providence Road, Suite 3055
  Media, PA                                               19063
  (Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code:   (610) 891-8200

                                 Not Applicable
         (Former name or former address, if changed since last report)
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Item 2.   Acquisition or Disposition of Assets.

  On February 2, 1996, the Company acquired all the assets of Stony Point Learning Center, Inc. ("Stony Point"), School's Out, Inc. ("School's Out"), Cascades Childcare, Inc. ("Cascades"), Pump Road Child Care, Inc. ("Pump Road") and Loudoun Children's Center, Inc. ("Loudoun").

  The assets of Stony Point, School's Out, Cascades and Pump Road were acquired pursuant to an Asset Purchase Agreement ("Asset Purchase Agreement") among such companies, Linda and Stephen Nash (the principal shareholders of such companies) and the Company. Pursuant to the Asset Purchase Agreement, the Company paid to such companies, in aggregate, $3,200,000 in cash and a 7% promissory note in the principal amount of $336,680 payable over five years in 60 equal monthly installments. The Asset Purchase Agreement also obligates the Company to pay
(a) to Linda and Stephen Nash an aggregate of $100,000 over five years in 60 equal monthly installments in consideration of their covenant not to compete with the Company and (b) to the selling companies an earn-out payable after one year equal to 2.2 multiplied by the excess of Adjusted EBITDA (as defined in the Asset Purchase Agreement) of the purchased businesses for the twelve months following closing over $580,425.

  The assets of Loudoun were acquired pursuant to an Asset Acquisition Agreement and Plan of Reorganization ("Acquisition Agreement") among Loudoun, Linda and Stephen Nash (the sole shareholders of such companies) and the Company.
Pursuant to the Acquisition Agreement, the Company issued and delivered to Loudoun 96,192 shares of the Company's Common Stock, par value $.001 per share. The Acquisition Agreement also obligates the Company to pay to Loudoun an earn-out payable after one year equal to 2.2 multiplied by the excess of Adjusted EBITDA (as defined in the Acquisition Agreement) of Loudoun's businesses for the twelve months following closing over $272,075. Such earn-out is payable in cash, except to the extent that such earn-out exceeds $100,000, in which case the excess will be paid in additional shares of Common Stock valued at the fair market value of such stock at the time of issuance. Immediately following closing, Loudoun liquidated and distributed such shares of Common Stock to Linda and Stephen Nash.

  In connection with the Asset Purchase Agreement, the Company entered into a Consulting Agreement with Linda Nash, pursuant to which the Company engages Ms. Nash as a consultant for a term of one year.

  The Company utilized $1,200,000 of its availability under its line of credit with First Valley Bank and excess cash resulting from its financing transactions completed in August 1995 in order to pay the cash portion of the purchase price under the Asset Purchase Agreement.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

  (a)  Financial Statements of Businesses Acquired.

  It is impracticable at the time of filing of this Current Report for the Registrant to provide the required financial statements for the acquired companies. Accordingly, the Registrant will file
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the required financial statements of the acquired companies under cover of a
Form 8 Amendment to this Current Report of Form 8-K as soon as practicable, but not later than 60 days after the date on which this Report must be filed with the Commission.

  (b)  Pro Forma Financial Information.

  It is impracticable at the time of filing of this Current Report for the Registrant to provide the required pro forma financial information. Accordingly, the Registrant will file the required pro forma financial information under cover of a Form 8 Amendment to this Current Report on Form 8-K as soon as practicable, but not later than 60 days after the date on which this Report must be filed with the Commission.

       (c)  Exhibits.

Exhibit Number    Description of Exhibit
--------------    ----------------------

2.1 Asset Purchase Agreement dated as of February 2, 1996 by and among Stony Point Learning Center, Inc., School's Out, Inc., Cascades Childcare, Inc. and Pump Road Child Care, Inc. and Linda Nash and Stephen Nash and the Registrant.

2.2 Asset Purchase Agreement dated as of February 2, 1996 by and among Loudoun Children's Center, Inc. and Linda Nash and Stephen Nash and the Registrant.

4.1 Subordinated Note dated as of February 2, 1996 in the principal amount of $336,680 payable to the order of Cascades Childcare, Inc.

Certain schedules to Exhibits 2.1 and 2.2 are not being filed. The Registrant will furnish supplementally a copy of any omitted schedules or attachments to the Commission upon request.
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                                  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      NOBEL EDUCATION DYNAMICS, INC.


Date: February 16, 1996               By: /s/ Yvonne DeAngelo
                                          --------------------------
                                      Yvonne DeAngelo
                                      Vice President Administration and Finance;
                                      Secretary
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                                 EXHIBIT INDEX


Exhibit No.       Title                                         Page No.
-----------       -----                                         --------

2.1 Asset Purchase Agreement dated as of February 2, 1996 by and among Stony Point Learning Center, Inc., School's Out, Inc., Cascades Childcare, Inc. and Pump Road Child Care, Inc. and Linda Nash and Stephen Nash and the Registrant.

2.2               Asset Purchase Agreement dated as of
                  February 2, 1996 by and among Loudoun
                  Children's Center, Inc. and Linda Nash and
                  Stephen Nash and the Registrant.

4.1 Subordinated Note dated as of February 2, 1996 in the principal amount of $336,680 payable to the order of Cascades Childcare, Inc.